SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 3, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01: Regulation FD

The Registrant issued a press release on April 3, 2006 announcing the Webcast of its upcoming presentation at the Johnson & Rice Co. Energy Conference set for April 4, 2006 in New York. The presentation slides are available on the Registrant's Web site at www.txco.com. An outline of the presentation slides has been included as Exhibit 99.2 to this Form 8-K.

At the conclusion of the presentation, Mr. Sigmon responded to a number of questions from the audience. When asked whether the Company would monetize the pipeline, he said it would consider it when the pipeline was moving greater volumes, not now. He indicated that he considers the Company's current net asset value to approximate liquidation value, based upon the valuation realized for net acres sold to EnCana in September 2005 plus the value of reserves. He also indicated that in order to fund full development of the San Miguel tar sand project, the Company may consider in the future selling a portion of its interest, or placing it in a separate public company that would be distributed as a stock dividend to then current stockholders. That separate company would then raise the funds necessary funds for developing the tar sand play.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Registrant's press release dated April 3, 2006, titled "The Exploration Company to Webcast Johnson Rice & Co. Energy Conference Presentation"

99.2	Outline of presentation slides for Johnson Rice & Co. Energy Conference

The information contained in this report under Item 7.01, including the exhibits, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 6, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)